Exhibit 5

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") made as of January 1, 2007 by and among ELBIT VISION SYSTEMS LTD. (the "COMPANY") and ELBIT LTD. ("ELBIT").

                              W I T N E S S E T H:

     WHEREAS, Elbit holds 2,647,643 Ordinary Shares of the Company and together with Water Technologies Ltd., a fully owned subsidiary of Elbit, holds warrants to purchase 1,512,939 Ordinary Shares of the Company (all of such Ordinary Shares, including the Ordinary Shares issuable upon exercise of such warrants being the "SHARES"), and the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT").

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

     1. REGISTRATION OF SHARES.

     (a) The Company shall file with the United States Securities and Exchange Commission (the "SEC") a registration statement on Form F-1 or Form F-3 under the 1933 Act, as determined in the sole discretion of the Company, with respect to the registration of the Shares (the "REGISTRATION STATEMENT") by no later than September 30, 2007 (the "SUBMISSION DATE"); provided, that in the event the Company files a registration statement for its benefit and/or for the benefit of selling shareholders, other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan, prior to such date (the "COMPANY REGISTRATION STATEMENT"), (i) the Company shall notify Elbit a reasonable time in advance of the planned filing date, and (ii) Elbit shall be permitted to include some or all of the Shares in such registration statement, provided that Elbit notifies the Company in writing in a timely fashion, of its desire, and number of Shares, to be included in such registration statement. Notwithstanding the foregoing, the Company shall use its best efforts to file the Registration Statement prior to the Submission Date, provided that such commitment shall not require the Company to file the Registration Statement prior to the filing of its Annual Report on Form 20-F for the year ended December 31, 2006, with the SEC. The Company shall provide Elbit a reasonable time to review and comment on the Registration Statement (and any amendments or supplements) before it is filed.

     (b) The Company shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which all of the Shares may immediately be resold without registration during any 90 day period by reason of Rule 144 under the 1933 Act or any other rule of similar effect; or (ii) such time as all Shares have been sold.

     (c) The Company shall furnish to Elbit such number of copies of prospectuses and such other documents as Elbit may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares held by Elbit;

     (d) The Company shall use reasonable efforts to cause the Registration Statement to become effective as soon as practicable after filing. The Company shall notify Elbit upon receipt of confirmation from the SEC that the Registration Statement has been declared effective.

     (e) The Company shall notify Elbit, during the time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, on a timely basis, of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in the prospectus not misleading, in view of the circumstances in which they were made; and, at the request of Elbit, prepare a supplement or amendment to the prospectus so that, when delivered to purchasers of the Shares, the prospectus, as supplemented or amended, does not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements in the prospectus not misleading, in view of the circumstances in which they were made, and notify Elbit on the day of the filing of such supplement or amendment.

     (f) Once the Registration Statement has been declared effective by the SEC, the Company shall cause all the Shares to be quoted on the Over the Counter Bulletin Board or any other exchange on which the Company's Ordinary Shares are listed as promptly as practicable.


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     (g) In the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in the Registration Statement for sale in any jurisdiction, the Company shall notify Elbit on the day of such issuance, use reasonable efforts to promptly obtain the withdrawal of such order, and notify Elbit on the day of such withdrawal, if so ordered.

     (h) The Company shall reasonably cooperate with Elbit in providing information reasonably required in connection with any filings to be made by Elbit in connection with sales under Rule 144.

     (i) Notwithstanding anything to the contrary herein, it is hereby clarified, that Elbit shall not have the right to demand an underwritten offering.

     2. EXPENSES. The Company shall bear all expenses in connection with the registration procedures set forth in Section 1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to Elbit or underwriting discounts, brokerage fees and commissions incurred by Elbit, if any.

     3. INDEMNITIES. In the event of any registered offering of Ordinary Shares of the Company pursuant to this Agreement:

     (a) The Company will indemnify and hold Elbit, its officers, directors and employees, harmless, to the fullest extent permitted by law, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's consent) to which Elbit may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the preliminary or final prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse Elbit , promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by Elbit specifically for inclusion therein; PROVIDED, FURTHER, that the indemnity agreement contained in this subsection 3(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.

     (b) Elbit will indemnify and hold the Company, its officers, directors and employees, and any underwriters for the Company harmless from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder's consent) to which the Company or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the preliminary or final prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and Elbit will reimburse the Company and any underwriter promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by Elbit specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the 1933 Act; PROVIDED, FURTHER, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; PROVIDED, FURTHER, that the indemnity agreement contained in this subsection 3(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Elbit, which consent shall not be unreasonably withheld.


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     (c) Promptly after receipt by an indemnified party pursuant to the provisions of Sections 3(a) or 3(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 3(a) or 3(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 3(a) or 3(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification provisions under this Section 3 will remain in full force and effect regardless of any investigation by the indemnified party(ies).

     4. MISCELLANEOUS.

     4.1 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Israel (without giving effect to principles of conflicts of laws). Each party to this Agreement consents to the exclusive jurisdiction and venue of the courts of District of Tel Aviv-Jaffa in the State of Israel.

     4.2 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assignees, heirs, executors and administrators of the parties hereto.

     4.3 ENTIRE AGREEMENT; NO RIGHTS IN FAVOR OF THIRD PARTY; AMENDMENTS. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof shall supersede all prior agreements and understandings relating thereto. This Agreement shall not be construed as conferring any rights to any person not a party hereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by the parties hereto.

     4.4 NOTICES. All notices and other communications required or permitted to be given or sent hereunder shall be in writing and shall be deemed to have been sufficiently given or delivered for all purposes if mailed by registered mail, sent by fax or delivered by hand to the following respective addresses until otherwise directed by notice as aforesaid:

                    To Elbit:           Elbit Ltd.
                                        3 Azrieli Center, 42nd Floor,
                                        Triangle Building, Tel Aviv
                                        Tel: 03-607 5555
                                        Fax: 03 - 607 5556
                                        Att: General Counsel

                  To the Company:       Elbit Vision Systems Ltd.
                                        New Industrial Park
                                        P.O.B. 140
                                        Yoqneam 20692, Israel
                                        Fax:  04 - 989-4733
                                        Attention:  Chief Executive Officer
                  With a copy to:       Yigal Arnon & Co.
                                        One Azrieli Center (Round Tower)
                                        46th Floor
                                        Tel Aviv 67021, Israel
                                        Fax:  03 - 608-7714
                                        Att: Adrian Daniels


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provided, however, that notice of change of address shall be effective only upon actual receipt.

     All notices sent by registered mail shall be deemed to have been received:
(i) within three (3) business days following the date on which it was deposited postage prepaid in the mail; (ii) within one (1) business day after it was transmitted by fax and confirmation of receipt has been obtained; and (iii) if delivered by hand shall be deemed to have been received at the time of actual receipt.

     4.5 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring.

     4.6 WAIVER OF DEFAULT. No waiver with respect to any breach or default in the performance of any obligation under the terms of this Agreement shall be deemed to be a waiver with respect to any subsequent breach or default, whether of similar or different nature. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement shall be effective only if made in writing and only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by virtue of law or otherwise afforded to any holder, shall be cumulative and not alternative.

     4.7 RIGHTS; SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties hereto shall be obliged to draw up an arrangement in accordance with the meaning and the object of the invalid provision.

     4.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5. CORPORATE APPROVAL. Notwithstanding anything to the contrary herein, this Agreement is contingent upon approval of this Agreement by the shareholders of the Company. The Company will recommend that its shareholders approve the terms of the Agreement at the next meeting of its shareholders, which will take place no later than December 31, 2006.

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement in one or more counterparts, as of the date first above-mentioned.

_______________________                     ___________________________
ELBIT LTD.                                  ELBIT VISION SYSTEMS LTD.

By:____________________                     By: _______________________
Title: ________________                     Title: ____________________


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